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                                                                    Exhibit 10.2

                              STOCKHOLDER AGREEMENT



                  STOCKHOLDER AGREEMENT dated as of December 2, 1996 (the "Agreement") between CVS Corporation, a Delware Corporation ("CVS"), Nashua Hollis CVS, Inc. a New Hampshire Corporation ("Nashua Hollis"), and Linens 'n Things, Inc. ("Linens"), a Delaware corporation.


                              W I T N E S S E T H:

                  WHEREAS, Linens is presently a wholly owned Subsidiary of CVS;

                  WHEREAS, after the sale on the date hereof of Common Stock, $0.01 par value per share (the "Common Stock"), of Linens to the public in an initial public offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended, CVS will own approximately 32.5% of the outstanding Common Stock of Linens;

                  WHEREAS, CVS and Linens are concurrently herewith entering into the Transitional Services Agreement and the Tax Disaffiliation Agreement;

                  WHEREAS, the parties hereto desire to set forth herein certain matters relating to the relationship and the respective rights and obligations of the parties following the Initial Public Offering;

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Action" means any claim, suit, action, arbitration, investigation or other proceeding by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of
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this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that, for purposes hereof, CVS and Linens will be deemed not to be Affiliates of each other.

                  "Applicable CVS Number" has the meaning assigned to such term in the Linens Charter.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" has the meaning assigned thereto in the recitals above.

                  "CVS Group" means CVS and its Subsidiaries (other than any Subsidiary or member of, or other entity in, the Linens Group).

                  "CVS Liabilities" means all (i) Liabilities of the CVS Group under this Agreement and (ii) except as otherwise specifically provided herein or in the Tax Disaffiliation Agreement, other Liabilities that arise from or in connection with a Third Party Claim, whether arising before, on or after the Initial Public Offering Date, and that are of or relate to the CVS Group or arise from or in connection with the conduct of the businesses of the CVS Group (other than the Linens Business) or the ownership or use of assets in connection therewith. Notwithstanding the foregoing, "CVS Liabilities" shall exclude (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Disaffiliation Agreement) and (y) any Liabilities specifically retained or assumed by Linens pursuant to this Agreement.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, permits, licenses and governmental restrictions, whether now or hereafter in effect, relating to the environment, the effect of the environment on human health or to emissions, discharges, releases, manufacturing, storage, processing, distribution, use, treatment, disposal, transportation or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Finally Determined" means, with respect to any Action

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or other matter, that the outcome or resolution of such Action or matter has been judicially determined by judgment or order not subject to further appeal or discretionary review.

                  "Group" means, as the context requires, the Linens Group or the CVS Group.

                  "Guaranteed Lease" has the meaning assigned to such term in
Section 3.01.

                  "Indemnified Party" has the meaning set forth in Section 2.04.

                  "Indemnifying Party" has the meaning set forth in Section
2.04.

                  "Initial Public Offering Date" means the date on which the closing of the Initial Public Offering is consummated.

                  "Lease Guarantee" has the meaning assigned to such term in
Section 3.01.

                  "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, any action, order, injunction or consent decree of any governmental agency or entity, or any award of any arbitrator of any kind, and those arising under any agreement, commitment or undertaking.

                  "Linens Business" means the businesses and operations (including, without limitation, the home textiles and housewares- related purchasing, distribution and sales operations and activities) associated with Linens or otherwise of the Linens Group, in each case whether conducted prior to, on or after the Initial Public Offering Date.

                  "Linens Charter" means the Amended and Restated Certificate of Incorporation of Linens in effect as of the date hereof.

                  "Linens Group" means Linens and its Subsidiaries as of (and, except where the context clearly indicates otherwise, after) the Initial Public Offering Date (including all predecessors to such Persons).

                  "Linens Liabilities" means all (i) Liabilities of the

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Linens Group under this Agreement and (ii) except as otherwise specifically provided herein or in the Tax Disaffiliation Agreement, other Liabilities that arise from or in connection with a Third Party Claim, whether arising before, on or after the Initial Public Offering Date, and that are of or relate to the Linens Group or arise from or in connection with the conduct of the Linens Business or the ownership or use of assets in connection therewith, including without limitation any such Liabilities that arise under or relate to Environmental Laws. Notwithstanding the foregoing, "Linens Liabilities" shall exclude: (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Disaffiliation Agreement), (y) any Liabilities arising from shareholder derivative lawsuits against CVS, and (z) any Liabilities specifically retained or assumed by CVS pursuant to this Agreement.

                  "Losses" means, with respect to any Person, any and all damage, loss, liability and expense incurred or suffered by such Person (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions).

                  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

                  "Principal Stockholder" has the meaning assigned to such term in the Linens Charter.

                  "Prospectus" means the prospectus relating to the Registration Statement in the form first used to confirm the sale of shares of Common Stock in the Initial Public Offering.

                  "Registration Statement" means the registration statement on Form S-1 filed with the Commission relating to the offering and sale of the shares of Common Stock of Linens in the Initial Public Offering.

                  "Stockholder Documents" means all of the agreements and other documents entered into between Linens and CVS in connection with the Initial Public Offering as contemplated hereby, including, without limitation, this Agreement, the Transitional Services Agreement and the Tax Disaffiliation Agreement.

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                  "Subsidiary" means, with respect to any Person, any other
entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Tax" means Tax as such term is defined in the Tax Disaffiliation Agreement.

                  "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement dated as of the date hereof between CVS and Linens.

                  "Third-Party Claim" has the meaning set forth in Section 2.05.


                                   ARTICLE II

                                 INDEMNIFICATION

                  Section 2.01. Linens Indemnification of the CVS Group. (a) Subject to Section 2.03, on and after the Initial Public Offering Date, Linens shall indemnify, defend and hold harmless the CVS Group and the respective directors, officers and Affiliates of each Person in the CVS Group (the "CVS Indemnitees") from and against any and all Losses incurred or suffered by any of the CVS Indemnitees arising out of, or due to the failure of any Person in the Linens Group to pay, perform or otherwise discharge, any of the Linens Liabilities.

                  (b) Subject to Section 2.03, Linens shall indemnify, defend and hold harmless each of the CVS Indemnitees and each Person, if any, who controls any CVS Indemnitee within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Linens in writing by CVS expressly for use therein.

                  (c) Subject to Section 2.03, on and after the Initial Public Offering Date, Linens shall indemnify, defend and hold

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harmless each of the CVS Indemnitees and each Person, if any, who controls any
CVS Indemnitee from and against any and all Losses incurred or suffered by any of the CVS Indemnitees (i) due to the failure of any Person in the Linens Group to pay, perform or otherwise discharge its obligations under any of the Guaranteed Leases or (ii) otherwise arising out of or with respect to any of the Guaranteed Leases or Lease Guarantees, except in the case of this clause (ii), to the extent Losses are attributable to any breach of any agreement or covenant by the CVS Group under any Lease Guarantee.

                  Section 2.02. CVS Indemnification of Linens Group. (a) Subject to Section 2.03, on and after the Initial Public Offering Date, CVS shall indemnify, defend and hold harmless the Linens Group and the respective directors, officers and Affiliates of each Person in the Linens Group (the "Linens Indemnitees") from and against any and all Losses incurred or suffered by any of the Linens Indemnitees and arising out of, or due to the failure of any Person in the CVS Group to pay, perform or otherwise discharge, any of the CVS Liabilities.

                  (b) Subject to Section 2.03, CVS shall indemnify, defend and hold harmless each of the Linens Indemnities and each Person, if any, who controls any Linens Indemnitee within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Linens in writing by CVS expressly for use therein.

                  (c) The parties agree that, for purposes of Sections 2.01(b) and 2.02(b) hereof, the only information furnished to Linens in writing by CVS expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto) is the information contained therein under the following captions: "Risk Factors--Control of the Company by CVS" and "Relationship with CVS and Related Party Transactions".

                  Section 2.03. Insurance; Third Party Obligations; Tax

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Benefits. Any indemnification pursuant to Sections 2.01 or 2.02 shall be paid net of the amount of any insurance or other amounts that would be payable by any third party to the Indemnified Party (as defined below) in the absence of this Agreement (irrespective of time of receipt of such insurance or other amounts) and net of any tax benefit to the Indemnified Party attributable to the relevant payment or Liability. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

                  Section 2.04. Notice and Payment of Claims. If any CVS Indemnitee or Linens Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article II (other than in connection with any Action subject to Section 2.05), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 days after receipt of such notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such indemnity claim and setting forth the grounds therefore within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. In the event of such a timely objection by the Indemnifying Party, the amount, if any, that is Finally Determined to be required to be paid by the Indemnifying Party in respect of such indemnity claim shall be paid by the Indemnifying Party to the Indemnified Party in cash within 15 days after such indemnity claim has been so Finally Determined.

                  Section 2.05. Notice and Defense of Third-Party Claims. Promptly following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this
Section 2.05

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shall not relieve the Indemnifying Party of its obligations under this
Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this
Section 2.05; provided that if the Indemnifying Party does not within such 30-day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has elected to assume the defense of a Third-Party Claim, (x) the defense shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third Party Claim without the prior written consent of the Indemnified Party so long as such settlement includes an unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim, provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been Finally Determined, in the case of an indemnity claim as to which the Indemnifying Party has acknowledged liability or, in the case of any indemnity claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such

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Indemnifying Party's objection to liability hereunder has been Finally
Determined.

                  Section 2.06. Certain Limitations on Claims. Notwithstanding anything else contained in this Agreement, no claim may be made under Section 2.01(a), 2.01 (b), 2.02(a) or 2.02(b): (a) in respect of any single Loss claim or item of $500 or less, provided that this clause (a) shall not preclude a claim under any such Section in an amount in excess of $500 that is made up of several related claims or items that individually are less than $500 in amount, or (b) if the Loss giving rise to such claim is incurred after the fifth anniversary of the date hereof.

                  Section 2.07. Contribution. If for any reason the indemnification provided for in Section 2.01 or 2.02 is unavailable to any Indemnified Party, or insufficient to hold it harmless, then, subject to the provisions of the Underwriting Agreement relating to the Initial Public Offering, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect all relevant equitable considerations.

                  Section 2.08. Non-Exclusivity of Remedies. The remedies provided for in this Article II are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                                   ARTICLE III

             CERTAIN AGREEMENTS RELATING TO LEASES; OTHER AGREEMENTS

                  Section 3.01. Continuity of Existing Lease Guarantees. With respect to each real estate lease under which any Person in the Linens Group is a lessee or sublessee and that is in effect prior to the date hereof (including, without limitation, the leases set forth in Schedule 3.01 hereto (the "Scheduled Leases")) and that remains in effect following the date hereof (i) without any renewal option having been exercised or (ii) except in the case of the Scheduled Leases (which will be guaranteed only through the initial term thereof), by reason of the exercise of any renewal option provided for in the terms of such lease as in effect as of the date hereof (collectively, the "Guaranteed Leases"), any lease guarantee of such Guaranteed Lease provided by CVS or any of its Affiliates and in effect as of the date hereof (a "Lease Guarantee") will remain in effect after the date hereof for the duration of the term of such lease and, except in the case of the Scheduled Leases (which will be guaranteed only through initial term thereof), any extension thereof pursuant to the exercise of any such renewal option. CVS

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and its Affiliates shall be indemnified against any Losses arising from such
Guaranteed Leases or Lease Guarantees, as provided in Section 2.01(c).

                  Section 3.02. No New CVS Lease Guarantees To be Furnished After The Initial Public Offering. Except as expressly provided otherwise in
Section 3.01, to the extent that any guarantee is required to be provided after the date hereof with respect to any real estate or other lease entered into by a Person in the Linens Group, such guarantee shall not be furnished by any Person in the CVS Group.

                  Section 3.03. Intercompany Accounts. All intercompany receivable, payable and loan balances in existence as of the date hereof between the CVS Group and Linens Group will be eliminated in the manner described in the Registration Statement.

                  Section 3.04. Certain Rights Upon a Third Party Obtaining Above a Specified Ownership Level of Linens Common Stock. (a) No Person or group (within the meaning of Section 13(d) under the 1934 Act) of Persons shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of a majority of the Common Stock (such beneficial ownership level being "Majority Beneficial Ownership") unless (i) CVS shall have received prior written notice that such Person or group proposes to acquire Majority Beneficial Ownership and
(ii) prior to such acquisition such Person or group provides to CVS (unless waived by CVS in writing) a guarantee, in form and substance acceptable to CVS, of the obligations of Linens under Section 2.01(c) of this Agreement. In addition, upon any such Person or group acquiring Majority Beneficial Ownership, CVS may, at its election, forthwith terminate its provision of any or all of the Services under the Transitional Services Agreement.

                  (b) As soon as Linens is aware or has reason to believe that any Person or group proposes to acquire (or is considering acquiring) Majority Beneficial Ownership, (i) Linens shall promptly provide written notice thereof to CVS and (ii) Linens shall promptly inform such Person or group in writing of the provisions of this Section 3.04. So long as (x) Linens has a class of its capital stock registered under Section 12 of the 1934 Act and (y) the aggregate future minimum lease payments under the Guaranteed Leases is greater than $50 million, Linens shall disclose the provisions of this Section 3.04 in each Linens' Annual Report on Form 10-K filed under the 1934 Act.

                  Section 3.05. Intellectual Property Rights and Licenses. Neither Group shall have any right or license in or to any

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technology, software, intellectual property (including any trademark, service mark, patent or copyright), know-how or other proprietary right owned, licensed or held for use by the other Group.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

                  Section 4.01. General. Linens grants to CVS and each other Person in the CVS Group that agrees to be bound by the terms of Appendix A hereto the registration rights set forth in Appendix A hereto. CVS, Nashua Hollis and Linens hereby agree to the terms and provisions set forth in Appendix A hereto.

                                    ARTICLE V

                              ACCESS TO INFORMATION

                  Section 5.01. Provision of Corporate Records. Immediately prior to or as soon as practicable following the Initial Public Offering Date, each Group shall provide to the other Group all documents, contracts, books, records and data (including but not limited to minute books, stock registers, stock certificates and documents of title) in its possession relating to such other Group or such other Group's business and affairs; provided that if any such documents, contracts, books, records or data relate to both Groups or the business and operations of both Groups, each such Group shall provide to the other Group true and complete copies of such documents, contracts, books, records or data.

                  Section 5.02. Access to Information. From and after the Initial Public Offering Date until the later of (a) two years after the date hereof and (b) the date CVS ceases to be a Principal Stockholder, each Group shall afford promptly to the other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all documents, contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other

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Group, including, without limitation, for audit, accounting, litigation and disclosure and reporting purposes.

                  Section 5.03. Litigation Cooperation. Each Group shall use reasonable efforts to make available to the other Group and its accountants, counsel, and other designated representatives, upon written request, its directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any legal, administrative or other proceedings arising out of either Group's business and operations prior to the Initial Public Offering Date in which the requesting party may from time to time be involved.

                  Section 5.04. Reimbursement. Each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 5.01, 5.02 or 5.03 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses (excluding charges for employee time) as may be reasonably incurred in providing such information, witnesses or cooperation.

                  Section 5.05. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business and operations in accordance with the past practice of such party. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any such information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

                  Section 5.06. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information (other than any such information relating solely to the business or affairs of such party) concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the

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public domain through no fault of such party or (B) lawfully acquired after the date hereof on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information which it is advised by counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

                  Section 5.07. Inapplicability of Article V to Tax Matters. Notwithstanding anything to the contrary in Article V, Article V shall not apply with respect to information, records and other matters relating to Taxes, all of which shall be governed by the Tax Disaffiliation Agreement.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  Section 6.01. Employee Matters. With respect to employee matters and employee benefit arrangements, the parties hereto agree as set forth in Schedule 6.01.

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                                   ARTICLE VII

                             CVS' GOVERNANCE RIGHTS

                  Section 7.01. Appointment of Outside Directors. Within three months after the date hereof, the Board of Directors of Linens (the "Linens Board") shall fill two of the vacancies on the Linens Board with individuals who are not officers or employees of any entity in the CVS Group or the Linens Group.

                  Section 7.02. CVS Designated Directors. CVS shall have the right to designate the Applicable CVS Number of directors to the Linens Board and the right to designate the class of the Linens Board to which each such CVS designee shall be elected. In connection with each election of directors, Linens shall nominate each of the Applicable CVS Number of individuals designated by CVS (each, a "CVS Designee") as a director to the Board of Directors and shall recommend to the stockholders the election of each CVS Designee as a director (in the class so designated by CVS). Within three months after the date hereof, the Linens Board shall fill one or more vacancies on the Linens Board with individuals who are CVS Designees so that, after giving effect thereto, the Applicable CVS Number of CVS Designees shall serve as directors on the Linens Board.

                  Section 7.03. Removal of CVS Designees. In the event of a decrease in the Applicable CVS Number at any time, (i) one or more (as appropriate) CVS Designees (selected by CVS as provided in clause (ii)) shall automatically be deemed removed from the Board effective at such time, and (ii) CVS shall have the right to select the individual to be removed if any CVS Designee is to remain as a director after giving effect to such decrease; provided that if after giving effect to such decrease the Applicable CVS Number is zero, one CVS Designee (selected by CVS) shall continue to serve as a director until the next annual meeting of stockholders. Except as aforesaid or as provided in clause (g) of Article FIFTH of the Linens Charter, no CVS Designee may be removed from the Linens Board except with the written consent of CVS. CVS shall have the right to remove any CVS Designee at any time (such removal to be effective upon delivery of notice thereof to Linens), and the vacancy resulting from such removal shall be filled as provided in Section 7.04.

                  Section 7.04. Filling of Vacancy of CVS Designee. In the event that (i) there occurs at any time a vacancy in the Linens Board by reason of the death, retirement, resignation, removal or other departure of any CVS Designee and (ii) after giving effect to such vacancy the number of CVS Designees on the Linens Board is less than the Applicable CVS Number at such time, the Linens Board will act as promptly as practicable to fill such vacancy with a CVS Designee (and will so fill multiple vacancies, if necessary) so that, after giving effect to the election of such CVS Designee as a director, the Applicable CVS Number of CVS Designees shall serve as directors on the Linens Board.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01. Notices. All notices and other communications to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be deemed given when received addressed as follows:

                  If to CVS, to:

                       CVS Corporation
                       1 CVS Drive
                       Woonsocket, Rhode Island 02895
                       Telecopy:  (401) 765-4128
                       Attention: Chief Financial Officer and
                                  General Counsel

                       With a copy to:

                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, New York  10017
                       Telecopy:  (212) 450-4800
                       Attention:  Dennis S. Hersch

                  If to Linens, to:

                       Linens 'n Things, Inc.
                       6 Brighton Road
                       Clifton, New Jersey  07015
                       Telecopy:  (201) 778-1300
                       Attention:

                       With a copy to:

                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, New York  10017
                       Telecopy:  (212) 450-4800
                       Attention:  Dennis S. Hersch

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

                  Section 8.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CVS and Linens, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 8.03. Expenses. Except as specifically provided otherwise in this Agreement, the Transitional Services Agreement or the Tax Disaffiliation Agreement (including, without limitation, in Article II, Sections 3.03, 5.04, 5.05 and 8.08(c) and Schedule 6.01 of this Agreement), all costs and expenses incurred in connection with the preparation, execution and delivery of the Stockholder Documents and the consummation of the Initial Public Offering (including the fees and expenses of all counsel, accountants and financial and other advisors of both Groups in connection therewith, and all expenses in connection with preparation, filing and printing of the Registration Statement relating to the Initial Public Offering) shall be paid by CVS; provided that Linens shall be responsible for and pay the fees, expenses and other amounts payable to the lenders under Linens's credit facilities and all other fees and expenses incurred in connection therewith (including the fees and expenses of Linens's counsel in connection with the preparation and negotiation of all documentation relating to such credit facilities).

                  Section 8.04. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                  Section 8.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York (except for Article VII, which shall be construed in accordance with and governed by the law of the State of Delaware), without regard to the conflicts of laws rules of either such State.

                  Section 8.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  Section 8.07. Entire Agreement. This Agreement and the other Stockholder Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Stockholder Documents has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 8.08. Tax Disaffiliation Agreement; Set-Off. (a) Except as otherwise provided herein and not inconsistent with the Tax Disaffiliation Agreement, this Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses or liabilities relating to Taxes shall be exclusively governed by the Tax Disaffiliation Agreement.

                  (b) If, at the time Linens is required to make any payment to CVS under this Agreement, CVS owes Linens any amount under this Agreement or the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time CVS is required to make any payment to Linens under this Agreement, Linens owes CVS any amount under this Agreement or the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

                  (c) If, pursuant to a Final Determination, any amount paid by CVS, Linens or their respective Post-Distribution Affiliates pursuant to this Agreement results in any increased Tax liability or reduction of any Tax Asset of any member of the Linens Group, Linens or its Post-Distribution Affiliates, or the CVS Group, CVS or its Post-Distribution Affiliates, respectively, then CVS or Linens, as the case may be, shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax asset and shall pay to the other party, in addition to amounts otherwise owed, 100 percent of the After-Tax Amount. All capitalized terms used in this Section 8.08(c) and not otherwise defined in this Agreement are used as defined in the Tax Disaffiliation Agreement.

                  Section 8.09. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or the United States District Court for the District of Delaware or any other New York State court sitting in New York County or any other court of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

                  Section 8.10. Existing Arrangements. Except as otherwise contemplated hereby, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between the Linens Group and the CVS Group shall be terminated effective as of the Initial Public Offering Date, if not theretofore terminated. No such agreements or arrangements shall be in effect after the Initial Public Offering Date unless embodied in the Stockholder Documents.

                  Section 8.11. Further Assurances. In addition to the actions specifically provided for elsewhere in the Stockholder Documents, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by the Stockholder Documents.

                  Section 8.12. Effective Date. This Agreement shall become effective upon the closing of the Initial Public Offering.

                  Section 8.13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  IN WITNESS WHEREOF the parties hereto have caused this Stockholder Agreement to be duly executed by their respective authorized officers as of the date first above written.

                         CVS CORPORATION

                         By CHARLES C. CONAWAY
                            -------------------------
                            Name:  Charles C. Conaway
                            Title: Executive Vice President and
                                   Chief Financial Officer

                         LINENS 'N THINGS, INC.

                         By JAMES M. TOMASEWSKI
                            ------------------------
                            Name:  James M. Tomaszewski
                            Title: Senior Vice President/CFO

                         NASHUA HOLLIS CVS, INC.
                         By NANCY CHRISTAL
                            -------------------------
                            Name:  Nancy Christal
                            Title: Vice President of Investor Relations

                                                                   SCHEDULE 6.01

                                EMPLOYEE MATTERS

                  Section 1. General. Except as otherwise set forth in this
Schedule 6.01, (a) CVS shall retain (i) any and all liabilities relating to or arising out of any employee benefit or compensation arrangement (a "Plan") in respect of any employee or former employee of CVS and any Affiliate of CVS who is not a Transferred Employee (as hereinafter defined), and (ii) any and all liabilities relating to or arising out of any Plan in respect of all Transferred Employees that were incurred or are otherwise related to any period prior to and including the Initial Public Offering Date and (b) CVS shall have no liability relating to or arising out of any Plan in respect of Transferred Employees to the extent that any such liability is incurred or otherwise relates to any period after the Initial Public Offering Date.

                  Section 2. Employees. With respect to Terrence Grossman or each Individual who, as of the Initial Public Offering Date, is employed (including persons absent from active service by reason of Short Term Disability or Long Term Disability, as hereinafter defined, or absence not relating to disability, whether paid or unpaid) in the Linens Business ("Transferred Employees"), Linens shall cause the employment of each Transferred Employee to be continued on the Initial Public Offering Date, provided that nothing stated herein shall limit the right of Linens or any Subsidiary to terminate the employment of any Transferred Employee following the Initial Public Offering Date or to reduce or otherwise modify the position, responsibilities, compensation or benefits of any Transferred Employee at any time, and provided further that an individual who is employed as of the Initial Public Offering Date by Linens or any of its Subsidiaries, but on such date is absent from active service and (i) is receiving Long Term Disability Benefits (as hereinafter defined) or (ii) is absent by reason of Short Term Disability but subsequently begins to receive Long Term Disability Benefits shall not be considered a Transferred Employee for purposes of the CVS Long Term Disability Plan. The employee benefit plans and arrangements maintained by Linens shall give full service credit for purposes of eligibility and vesting (and in connection with any such severance or vacation plan or policy, for purposes of determining the level of benefit) for any service on or prior to the Initial Public Offering Date of a Transferred Employee with CVS and its Subsidiaries. For purposes of this Agreement, (i) "Short Term Disability" shall mean a condition with respect to which an employee is receiving benefits, as of the Initial Public Offering Date, under either the CVS Short Term Disability Plan or the CVS Salary Continuation Plan, and (ii) "Long Term Disability Benefits" shall mean benefits under the CVS Long Term Disability Plan.

                  Section 3. Qualified Plans. (a) CVS shall retain all liabilities and obligations in respect to benefits accrued by Transferred Employees under CVS's ESOP. CVS shall cause each Transferred Employee to become 100% vested in the employee's account in CVS's ESOP as of the Initial Public Offering Date. As soon as practicable after the Initial Public Offering Date, CVS shall take such action as may be necessary, if any, to permit each Transferred Employee to exercise his rights under CVS's ESOP to effect an immediate distribution of such Transferred Employee's full account balances under CVS's ESOP or to effect a tax-free rollover of the taxable portion of the account balances into an eligible retirement plan (within the meaning of Section 401(a)(31) of the Internal Revenue Code ("Code"), a "Direct Rollover") maintained by Linens (the "Linens Plan") or to an individual retirement account. CVS and Linens shall work together in order to facilitate any such distribution or rollover and to effect a Direct Rollover for those participants who elect to roll over their account balances directly into the Linens Plan; provided that nothing contained herein shall obligate the Linens Plan to accept a Direct Rollover in a form other than cash.

                  (b) On the Initial Public Offering Date, or as soon as practicable thereafter, Linens shall establish or designate the Linens Plan in order to accommodate the Direct Rollovers described above and shall take all action necessary, if any, to qualify the Linens Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental authorities required to be made by it in connection with any Direct Rollover.

                  (c) As soon as practicable after the Initial Public Offering Date, Linens shall establish or designate an individual account plan (the "Successor Individual Account Plan"), which may be the same plan as the Linens Plan, for the benefit of Transferred Employees, shall take all necessary action, if any, to qualify such plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. CVS shall cause each Transferred Employee to be 100% vested in the employee's account balance under CVS's 401(k) Profit Sharing Plan as of the Initial Public Offering Date. No later than the date of the transfer described herein, Linens shall make all applicable 401(k), profit sharing, matching contributions and qualified non-elective contributions payable under CVS's 401(k) Profit Sharing Plan with respect to Transferred Employees for periods on or prior to the Initial Public Offering Date and shall be entitled to retain any applicable reserves or accruals relating thereto. As soon as practicable following the Initial Public Offering Date, CVS shall cause the trustee of CVS's 401(k) Profit Sharing Plan to transfer in the form of cash or, to the extent applicable, notes representing outstanding loans made to Transferred Employees under CVS's 401(k) Profit Sharing Plan (or such other form as may be agreed to by CVS and Linens) the full account balances of Transferred Employees (and beneficiaries thereof) under CVS's 401(k) Profit Sharing Plan (which account balances will have been credited with appropriate earnings attributable to the period from the Initial Public Offering Date to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to or in respect of Transferred Employees occurring during the period from the Initial Public Offering Date to the date of transfer described herein, to the appropriate trustee as designed by Linens under the trust agreement forming a part of the Successor Individual Account Plan, it being understood that CVS is under no obligation to effect a distribution, payment or loan under CVS's 401(k) Profit Sharing Plan in respect of a Transferred Employee who either requests a loan or terminates employment after the Initial Public Offering Date but prior to the date of transfer described herein if the required distribution, payment or loan, as the case may be, forms have not been received by CVS prior to the last day of the month preceding the month in which the transfer described herein occurs. CVS and Linens agree to take such actions and enter into such agreements, if any, that may be necessary to effect the transfer described herein. In consideration for the transfer of assets described herein, Linens shall, effective as of the date of transfer described herein, assume all of the obligations of CVS in respect of the account balances accumulated by Transferred Employees under CVS's 401(k) Profit Sharing Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) with respect to the account balances transferred to the Successor Individual Account Plan. CVS hereby indemnifies Linens, the Company and the Subsidiaries against and agrees to hold them harmless from any liabilities or claims (including claims for benefits or for breach of fiduciary duties, but excluding claims for benefits to the extent of the assets transferred hereunder) relating to CVS's 401(k) Profit Sharing Plan (or the qualified status of that Plan) which arose prior to the transfer of assets described herein or which relate to the operation or administration of that Plan prior to the transfer of assets. Linens hereby indemnifies CVS against and agrees to hold it harmless from any liabilities or claims relating to the qualified status of the Successor Individual Account Plan or the operation or administration of that Plan following the transfer of assets described herein.

          Section 4. Welfare Plans and Worker Compensation. (a) Linens and its Affiliates shall each establish or designate welfare benefit plans, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and applicable workers compensation plans, for the benefit of their respective Transferred Employees (the "Replacement Welfare Plans"). The Replacement Welfare Plans shall be effective as of the Initial Public Offering Date, provided, that at the request of Linens, CVS shall continue to provide, to the extent applicable, services for (i) Transferred Employees (and eligible spouses and dependents) and (ii) former employees of the Linens Business and their qualified beneficiaries who as of the Initial Public Offering Date are covered pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code under its Plans which provide medical, dental, life insurance, accidental death and dismemberment, pharmacy, eyecare and disability benefits for such period of time from the Initial Public Offering Date to not later than May 1, 1997 as Linens shall specify in such request (the "Benefit Transition Period"). Linens shall pay the claim and claims processing cost of such services during the Benefit Transition Period (including claims runout in respect of claims incurred both before and after the Initial Public Offering Date) and shall directly fund all medical and dental claims through a bank account set up solely for such purposes. In addition, Linens shall be entitled to retain any applicable reserves or accruals relating to such benefits. Linens and its designated Affiliates shall retain or assume all of the obligations for any retiree benefits under any welfare plan provided Transferred Employees (and dependents) and retirees (and dependents) terminated while employed by Linens and any Affiliate or while employed in the Linens Business prior to the Initial Public Offering Date. Linens and its Affiliates shall assume as of the end of the Benefit Transition Period all obligations to provide coverage and benefits for Transferred Employees and former employees of the Linens Business and their qualified beneficiaries under the Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code.

                  (b) Linens shall be responsible for all workers compensation claims, whether arising before or after the Initial Public Offering Date, with respect to any employee or former employee of the Linens Business, including, but not limited to, any Transferred Employee. In addition, Linens shall be entitled to retain any applicable reserves or accruals relating thereto.

          Section 5.  Stock Options.  Except as otherwise
provided in any agreement with a Transferred Employee, as of the Initial Public Offering Date all outstanding options issued to Transferred Employees to purchase CVS Common Stock that have heretofore been granted under any employee stock option plan of CVS and are exercisable on the Initial Public Offering Date shall be exercisable for a period of 90 days from the Initial Public Offering Date.

          Section 6. Bonus and Profit Incentive Plans. Except as otherwise provided in any agreement with a Transferred Employee, CVS shall have no liability for any bonus or profit incentive awards and Linens shall be responsible for all such awards relating to the period beginning on the Initial Public Offering Date.

          Section 7. Severance. The continued employment by Linens and its Affiliates of Transferred Employees after the Initial Public Offering Date shall not be deemed a severance of employment of such Transferred Employees from CVS for purposes of any policy, Plan, program or agreement of CVS or any of its Subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

           Section 8. Supplemental Retirement Benefits and Deferred Compensation. (a) Linens and its Affiliates shall assume as of the Initial Public Offering Date all of the obligations and liabilities of CVS and any of its Affiliates for any Transferred Employee under the Deferred Compensation Plan of CVS Corporation and Affiliated Companies and any reserve or accrual in respect of such Transferred Employees shall be retained by Linens.

                  (b) CVS shall have no liability for any obligation relating to Transferred Employees under the Supplemental Retirement Plans I and II for Select Senior Management of CVS Corporation and any Linens reserve or accrual in respect of such Transferred Employees shall be transferred to CVS.

           Section 9. No Third Party Beneficiaries. Neither Transferred Employees nor any current, former or retired employee of CVS or its affiliates shall be entitled to enforce the provisions of this Schedule 6.01 against the respective parties as third party beneficiaries thereof.

                                                                      APPENDIX A

                               REGISTRATION RIGHTS

                                    ARTICLE I

                                   DEFINITIONS

                  1.1. Definitions. (a) Terms defined in the Stockholder Agreement (the "Agreement") dated as of December 2, 1996 between CVS Corporation ("CVS"), Nashua Hollis CVS, Inc. ("Nashua Hollis") and Linens 'n Things, Inc. ("Linens") are used herein as therein defined.

                  (b) In addition, as used in this Appendix A, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

                  "Agreement" has the meaning ascribed thereto in Section 1.1(a) hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

                  "Company Securities" has the meaning ascribed thereto in
Section 2.2(b).

                  "CVS Holder" means any Holder that is a Person in the CVS
Group.

                  "CVS Personal Demands" has the meaning ascribed thereto in
Section 2.1(a)(ii).

                  "CVS Holder Securities" has the meaning ascribed thereto in
Section 2.2(b).

                  "Disadvantageous Condition" has the meaning ascribed thereto in Section 2.1(a).

                  "Holder" means CVS, each Subsidiary of CVS and any Transferee.

                  "Initial Public Offering Date" means the date of completion of the initial sale of Common Stock in the Initial Public Offering.

                  "Lockup Period" has the meaning ascribed thereto in Section 2.1(d).

                  "Other Holders" has the meaning ascribed thereto in Section 2.2(c).

                  "Other Securities" has the meaning ascribed thereto in Section 2.2.

                  "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

                  "Registrable Securities" means Common Stock or any other class or series of capital stock of Linens and any stock or other securities into which or for which such capital stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such capital stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Linens and subsequent disposition of them shall not require registration or qualification of them under the 1933 Act or any state securities or blue sky law then in effect or (iv) they shall have ceased to be outstanding.

                  "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration or marketing of securities pursuant to Article II, including, without limitation, (i) the fees, disbursements and expenses of Linens' counsel and accountants in connection with this Agreement and the performance of Linens' obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; (x) the costs and expenses of Linens relating to analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities; and (xi) other reasonable out-of-pocket expenses of Holders other than legal fees and expenses referred to in clause (iv) above.

                  "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the 1933 Act.

                  "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the 1933 Act.

                  "Selling Holder" has the meaning ascribed thereto in Section 2.5(e).

                  "Transferee" has the meaning ascribed thereto in Section 2.9.

                  "Unfettered CVS Demand Registration" has the meaning ascribed thereto in clause (x) of the proviso to Section 2.1(a)(i).

                  1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Appendix A, and references to the parties shall mean the parties to the Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

                  2.1. Demand Registration - Registrable Securities. (a) Upon written notice provided at any time after the Initial Public Offering Date by a CVS Holder or, subject to Section 2.11(b)(i), by a Transferee requesting that Linens effect the registration under the 1933 Act of any or all of the Registrable Securities held by such requesting Holder, which notice shall specify the intended method or methods of disposition of such Registrable Securities, Linens shall prepare and (within 90 days (or, in the case of the Unfettered CVS Demand Registration contemplated in Section 2.1(d), immediately) after such request has been given) file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to effect the registration under the 1933 Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request (which requested method of disposition may be a Rule 415 Offering); provided that:

                  (i) with respect to any registration statement filed, or to be filed, pursuant to this Section 2.1, if Linens shall furnish to the Holders of Registrable Securities that have made such request a certified resolution of the Board of Directors of Linens (adopted by the affirmative vote of a majority of the directors not designated by the CVS Group) stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or other material event or transaction the public disclosure of which at the time would be materially prejudicial to Linens) be significantly disadvantageous (a "Disadvantageous Condition") to Linens for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, Linens shall be entitled to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which Linens shall promptly deliver to such Holders). Upon receipt of any such certification of a Disadvantageous Condition, such Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by Linens, each such Holder will deliver to Linens all copies, other than permanent file copies then in such Holder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice; provided that, notwithstanding anything else contained in the Stockholder Documents, (x) Linens shall have no right to delay the filing or effectiveness of a registration statement, to withdraw a registration statement, or to terminate its effectiveness pursuant to its rights under clause (i) until one registration statement filed pursuant to a request made by CVS under Section 2.1 (the "Unfettered CVS Demand Registration") shall have become effective and all the Registrable Securities registered thereunder for sale by CVS shall have been disposed of (whereupon the Unfettered CVS Demand Registration shall be deemed completed), and (y) subject to clause (x) of this proviso, (1) neither the filing nor the effectiveness of any such registration statement may be delayed for a period in excess of 180 days due to the occurrence of any particular Disadvantageous Condition and (2) Linens may exercise its delay rights under this clause (i) on only one occasion (and then for not more than 180 days) in connection with any registration request under Section 2.1;

                  (ii) the CVS Holders may collectively exercise their rights under this Section 2.1 on not more than two occasions (including the Unfettered CVS Demand Registration as one of such two occasions) (the "CVS Personal Demands");

                  (iii) Holders will have the right to transfer the right to request a registration under this Section 2.1 to Transferees in accordance with Section 2.9, which Transferees may not in the aggregate exercise their rights under this Section 2.1 on more than two occasions (it being understood that such transfers in accordance with Section 2.9 will not reduce the two CVS Personal Demands);

                  (iv) following completion of the Unfettered CVS Demand Registration, the Holders of Registrable Securities shall not have the right to require the filing of a registration statement pursuant to this Section 2.1 within six months following the registration and sale of Registrable Securities effected pursuant to a prior exercise of the registration rights provided in this Section 2.1; and

                  (v) following completion of the Unfettered CVS Demand Registration, a request for registration of Registrable Securities pursuant to this Section 2.1 may not be made unless the Registrable Securities subject to such request represent (x) at least $5 million in proposed gross offering proceeds to the Selling Holders, (y) at least 300,000 shares of Common Stock of Linens, or (z) if less than (x) and (y), all Registrable Securities then held by the requesting Holder.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by a Holder of Registrable Securities pursuant to this Section 2.1 shall not be deemed to have been effected (and, therefore, not requested (and rights of a Holder shall be deemed not to have been exercised) for purposes of paragraph (a) above), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by such Holder of Registrable Securities.

                  (c) In the event that any registration pursuant to this
Section 2.1 shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities to be registered shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering who shall, in the case of any registration effected following completion of the Unfettered CVS Demand Registration, be reasonably acceptable to Linens and, in connection with each registration pursuant to this Section 2.1, such Holders may select one counsel to represent all such Holders.

                  (d) Notwithstanding anything else contained in any Stockholder Document, (i) it is understood that CVS intends that, subject to market conditions, the Unfettered CVS Demand Registration will be effected immediately after expiration of the 180-day underwriter "lockup" period (the "Lockup Period") provided for in the underwriting agreement relating to the Initial Public Offering and (ii) to that end, Linens agrees that it shall co-operate with CVS and take all action (including preparing a registration statement) during the Lockup Period so as to be in a position to file the registration statement relating to the Unfettered CVS Demand Registration with the Commission under the 1933 Act as soon as requested by any CVS Holder immediately after expiration of the Lockup Period. The right to request the Unfettered CVS Demand Registration (x) may be exercised only by a CVS Holder and may not be transferred to any Person that is not a CVS Holder and (y) may not be exercised as such after December 31, 1997; provided that if CVS does not exercise its right to request the Unfettered CVS Demand Registration prior to December 31, 1997, the CVS Holders will continue to have all of their rights hereunder, including the right to request two CVS Personal Demands.

                  (e) Subject to Section 2.11, Linens shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Holder (including, without limitation, Linens and any existing or former directors, officers or employees of the Linens Group) in any registration of Registrable Securities requested by the Holders pursuant to paragraph (a) above; provided that if such Holders are advised in writing (with a copy to Linens) by a nationally recognized investment banking firm selected by such Holders reasonably acceptable to Linens (which shall be the lead underwriter or a managing underwriter in the case of an underwritten offering and which, in the case of any registration effected after completion of the CUS Unfettered Demand Registration, shall be reasonably acceptable to Linens) that, in such firm's good faith view, all or a part of such additional equity securities cannot be sold and the inclusion of such additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated by any Holder, the registration of such additional equity securities or part thereof shall not be permitted. The Holders of the Registrable Securities to be offered pursuant to paragraph (a) above may require that any such additional equity securities be included in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein. In the event that the number of Registrable Securities requested to be included in a registration statement by the Holders thereof exceeds the number which, in the good faith view of such investment banking firm, can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering, the number shall be allocated pro rata among the requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any number in excess of a Holder's request may be reallocated among the remaining requesting Holders in a like manner).

                  2.2. Piggyback Registration. Subject to Section 2.11, in the event that Linens proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, "Other Securities") under the 1933 Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the 1933 Act, it shall (1) in the case of each such proposed registration prior to the later of (i) January 1, 1998 and (ii) such time as CVS beneficially owns less than 5% of Linens' Common Stock, give prompt written notice to each Holder of Registrable Securities, and (2) in the case of each such proposed registration occurring after expiration of the period referred to in clause (1) and prior to December 31, 1999, give prompt written notice to each Holder of Registrable Securities (other than any CVS Holder), in the case of each of clause (1) and (2), of its intention to do so and of the rights of such Holder under this Section 2.2 (with only the Holders so required to be notified pursuant to the foregoing clauses
(1) and (2) having rights pursuant to this Section 2.2). Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 15 days after the receipt of Linens' notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), Linens shall use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the 1933 Act of all Registrable Securities which Linens has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided, that:

                  (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Linens shall determine for any reason not to register the Other Securities, Linens may, at its election, give written notice of such determination to such Holders and thereupon Linens shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders of Registrable Securities immediately to request that such registration be effected as a registration under Section 2.1 to the extent permitted thereunder;

                  (b) if the registration referred to in the first sentence of this Section 2.2 is to be an underwritten registration on behalf of Linens, and a nationally recognized investment banking firm selected by Linens advises Linens in writing that, in such firm's good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, Linens shall include in such registration: (i) first, all Other Securities Linens proposes to sell for its own account ("Company Securities"), (ii) second, up to the full number of Registrable Securities held by CVS Holders that are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as "CVS Holder Securities") in excess of the number of Company Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be sold without adversely affecting such offering and the sale of the Other Securities then contemplated (and (x) if such number is less than the full number of such CVS Holder Securities, such number shall be allocated by CVS among such CVS Holders and (y) in the event that such investment banking firm advises that less than all of such CVS Holder Securities may be included in such offering, such CVS Holders may withdraw their request for registration of their Registrable Securities under this Section 2.2 and request that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration of CVS Holder Securities be effected as a registration under Section 2.1 to the extent permitted thereunder), (iii) third, up to the full number of Registrable Securities held by Holders (other than the CVS Holders) of Registrable Securities that are requested to be included in such registration in excess of the number of Company Securities and CVS Holder Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering (and (x) if such number is less than the full number of such Registrable Securities, such number shall be allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder and (y) in the event that such investment banking firm advises that less than all of such Registrable Securities may be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under this Section 2.2 and request that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration be effected as a registration under Section 2.1 to the extent permitted thereunder), and (iv) fourth, up to the full number of the Other Securities (other than Company Securities), if any, in excess of the number of Company Securities and Registrable Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering (and, if such number is less than the full number of such Other Securities, such number shall be allocated pro rata among the holders of such Other Securities (other than Company Securities) on the basis of the number of securities requested to be included therein by each such holder);

                  (c) if the registration referred to in the first sentence of this Section 2.2 is to be an underwritten secondary registration, permitted by
Section 2.11, on behalf of holders (the "Other Holders") of Other Securities that are not Holders, and the lead underwriter or managing underwriter advises Linens in writing that in their good faith view, all or a part of such Other Securities cannot be sold and the inclusion of such additional securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Other Securities then contemplated, Linens shall include in such registration the number of securities (including Registrable Securities) that such underwriters advise can be so sold without adversely affecting such offering, allocated pro rata among the Other Holders and the Holders of Registrable Securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder of Registrable Securities; provided, that if such Other Holders have requested that such registration statement be filed pursuant to demand registration rights granted to them by Linens in accordance with Section 2.11, Linens shall include in such registration (i) first, Other Securities sought to be included therein by the Other Holders pursuant to the exercise of such demand registration rights, (ii) second, the number of CVS Holder Securities sought to be included in such registration in excess of the number of Other Securities sought to be included in such registration by the Other Holders which in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering (and (x) if such number is less than the full number of such CVS Holder Securities, such number shall be allocated by CVS among such CVS Holders and (y) in the event that such investment banking firm advises that less than all of such CVS Holder Securities may be included in such offering, such CVS Holders may withdraw their request for registration of their Registrable Securities under this Section 2.2 and request that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration be effected as a registration under Section 2.1 to the extent permitted thereunder) and (iii) third, the number of Registrable Securities sought to be included in such registration by Holders (other than the CVS Holders) of Registrable Securities in excess of the number of Other Securities and the number of CVS Holder Securities sought to be included in such registration which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering (and (x) if such number is less than the full number of such Registrable Securities, such number shall be allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder and (y) in the event that such investment banking firm advises that less than all of such Registrable Securities may be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under this Section 2.2 and request that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration be effected as a registration under Section 2.l to the extent permitted thereunder);

                  (d) Linens shall not be required to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

                  (e) no registration of Registrable Securities effected under this Section 2.2 shall relieve Linens of its obligation to effect a registration of Registrable Securities pursuant to Section 2.1.

                  2.3. Expenses. Except as provided herein, Linens shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Notwithstanding the foregoing, (i) CVS shall be responsible for one-half of the Registration Expenses incurred in connection with any CVS Personal Demand (and all the Registration Expenses incurred in connection with a CVS Personal Demand as soon as the aggregate amount of Registration Expenses paid by Linens in connection with all CVS Personal Demands exceeds $200,000) and
(ii) each Holder and Linens shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses.
                  2.4. Registration and Qualification. If and whenever Linens is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Sections 2.1 or 2.2, Linens shall as promptly as practicable:

                  (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the 1933 Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of 90 days (or, in the case of the Unfettered CVS Demand Registration, six months) after such registration statement becomes effective; provided, that such six-month or 90-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by Linens to (y) the date on which Linens delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below;

                  (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holders of Registrable Securities or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                  (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that Linens shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) (i) use its best efforts to furnish to each Holder of Registrable Securities included in such registration (each, a "Selling Holder") and to any underwriter of such Registrable Securities an opinion of counsel for Linens addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the financial statements of Linens included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                  (f) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Sections 2.1 or 2.2 is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (g) if reasonably requested by the lead or managing underwriters, use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which a class of common equity securities of Linens is then listed;

                  (h) send appropriate officers of Linens to attend any "road shows" and analysts presentations scheduled in connection with any such registration and use reasonable efforts to co-operate as requested by the Holders in the marketing of the Registrable Securities, with all out-of-pocket costs and expense incurred by Linens or such officers in connection with such attendance or co-operation to be paid by Linens; and

                  (i) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 2.1 or 2.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

                  2.5. Conversion of Other Securities, Etc. In the event that any Holder offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall continue to be eligible for registration pursuant to Sections 2.1 and 2.2.

                  2.6. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, Linens shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by Linens and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.4(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Linens to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.7.

                  (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act pursuant to this Article II, Linens shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of Linens with its officers and the independent public accountants who have certified the financial statements of Linens as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act; provided, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of Linens and any such discussions with Linens' officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

                  2.7. Indemnification and Contribution. (a) Linens agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to a Selling Holder furnished to Linens in writing by a Selling Holder expressly for use therein. Linens also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by Linens of the Selling Holder provided in this Section 2.7(a).

                  (b) Each Selling Holder agrees to indemnify and hold harmless Linens, its directors, the officers who sign the Registration Statement and each person, if any who controls Linens within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to a Selling Holder furnished in writing by or on behalf of a Selling Holder expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of Linens provided in this Section 2.7(b).

                  (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnifying party against whom indemnity may be sought under this Section 2.7 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

                  (d) If the indemnification provided for in this Section 2.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (A) as between Linens and the underwriters, (i) in such proportion as is appropriate to reflect the relative benefits received by Linens on the one hand and the underwriters on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (B) as between (x) Linens and the Selling Holders, or (y) the Selling Holders and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Linens on the one hand and the underwriters on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducting expenses) (as if, for purposes of this clause (d), Linens had received the proceeds of any secondary offering) and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of a prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of Linens and the Selling Holder on the one hand and the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Linens, by a Selling Holder or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Linens and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.7, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder's obligations to contribute pursuant to this Section 2.7 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.7 (with appropriate modifications) shall be given by Linens, the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

                  (f) The obligations of the parties under this Section 2.7 shall be in addition to any liability which any party may otherwise have to any other party.

                  2.8. Rule 144 and Form S-3. Commencing 90 days after the Initial Public Offering Date, Linens shall use its best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, Linens will deliver to such Holder a written statement as to whether it has complied with such requirements. Linens further agrees to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the 1933 Act for the filing of registration statements under this Agreement to be met as soon as practicable after the Initial Public Offering Date.

                  2.9. Transfer of Registration Rights. Any Holder may, at any time prior to January 1, 1998, transfer all or any portion of its rights under
Article II to any transferee of Registrable Securities owned by such Holder (each transferee that receives such Registrable Securities, a "Transferee"). Any transfer of registration rights pursuant to this Section 2.9 shall be effective upon receipt by Linens of (i) written notice from such Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such Transferee to be bound by the terms of this Appendix. The Holders may exercise their rights hereunder in such priority as they shall agree upon among themselves.


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




                  2.10. Holdback Agreement. If any registration pursuant to this
Article II shall be in connection with an underwritten public offering of Registrable Securities, each Selling Holder agrees not to effect any public sale or distribution, including any sale under Rule 144, of any equity security of Linens (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings). Linens hereby also so agrees and agrees to cause each other holder of equity securities or securities convertible into or exchangeable or exercisable for such securities (other than in the case of equity securities issued under dividend reinvestment plans or employee stock plans) purchased from Linens otherwise than in a public offering to so agree.

                  2.11 Restrictions on Other Registrations and Registration Rights. (a) If during the period after Expiration of the Lockup Period and prior to any written notice having been provided by a CVS Holder to Linens pursuant to
Section 2.1(a) in respect of the Unfettered CVS Demand Registration Linens desires to register any of its equity securities under the 1993 Act for sale for its own account, Linens may during such period notify CVS to such effect. Within 14 days after receipt of such notice from Linens, a CVS Holder may provide written notice to Linens exercising such CVS Holder's right to require that the Unfettered CVS Demand Registration then be effected pursuant to Section 2.1, in which case Linens shall have the right to include additional securities in the Unfettered CVS Demand Registration for Linens' own account to the extent permitted by Section 2.1(e). If no CVS Holder within such 14 day period exercises the right of a CVS Holder to require that the Unfettered CVS Demand Registration then be effected pursuant to Section 2.1, Linens may proceed to effect a registration of any of its equity securities for its own account; provided that (i) the CVS Holders shall not in such case lose their right to require that the Unfettered CVS Demand Registration be effected at any time thereafter pursuant to Section 2.1(a), (ii) if Linens does not effect such registration for its own account within 30 days after the end of such 14 day period, Linens shall not be permitted to effect such registration without first again complying with the provisions of this Section 2.11(a), and (iii) Linens shall be required to again comply with the provisions of this Section 2.11(a) should Linens desire to effect a subsequent registration of its equity securities for its own account during the period referred to in the first sentence of this Section 2.11(a).

                  (b) Notwithstanding anything else contained in the Stockholder Documents, except as provided in Section 2.11(a), Linens shall not, without the prior written consent of CVS:

                  (i) effect the registration under the 1933 Act of any equity security of Linens for sale for the account of Linens or any other Person (except for (i) any registration requested by a CVS Holder in accordance with the terms hereof, and (ii) any registration on Form S-8 of securities issued to Linens employees pursuant to stock option or other executive or employee benefit or compensation plans) until after completion of the Unfettered CVS Demand Registration, or

                  (ii) grant or issue to any Person any right, or enter into any agreement with any Person entitling such Person, to request or require that Linens effect, prior to January 1, 1998, the registration under the 1933 Act of any security of Linens for the account of any Person (other than the rights granted to the Holders hereunder).

                                   ARTICLE III
                               PRIVATE PLACEMENTS

                  3.1 Private Placements. (a) Linens will use its reasonable best efforts to cooperate with and assist the CVS Holders, at their request, in the marketing by the CVS Holders, at any time and from time to time prior to December

31, 1997, of any securities of Linens held by the CVS Holders in any private transaction not requiring registration under the 1933 Act, including without limitation (i) providing reasonable access to Linens' books, records, properties, offices, officers, employees, accountants, counsel, and other agents, (ii) making available senior management of Linens for participation in analyst, investor and "road show" presentations, and (iii) in preparation of a private placement memorandum or other selling or marketing materials (the "Selling Materials") relating to any such sale of Linens securities.

                  (b) Linens shall be responsible for all expenses incurred in connection with such co-operation, assistance and marketing efforts contemplated by Section 3.1(a), including, without limitation, (1) the fees, disbursements and expenses of Linens' counsel and accountants in connection therewith, (2) all expenses in connection with the preparation and printing of all Selling Materials and amendments and supplements thereto and the mailing and delivering of copies thereof to any placement agents and other intermediaries, (3) the cost of preparing and printing or producing any agreements with placement agents or other intermediaries involved in such private placement transaction and any blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of, (4) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the placement agents or other intermediaries or the CVS Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys,
(5) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such transaction, (6) all security engraving and security printing expenses, (7) all fees and expenses payable in connection with the rating of such securities, (8) any other fees and disbursements of placement agents or other intermediaries customarily paid by the issuers of securities, but excluding placement or selling fees and commissions and transfer taxes, if any, (9) the costs and expenses of Linens relating to analyst or investor presentations or any "road show" undertaken in connection with the marketing of any such securities, and (10) other reasonable out-of-pocket expenses of CVS Holders in connection therewith. Notwithstanding the foregoing, (i) each CVS Holder and Linens shall be responsible for its own internal administrative and similar costs, and (ii) each CVS Holder shall be responsible for the legal fees and expenses of its own counsel in connection with any marketing efforts requested by a CVS Holder pursuant to Section 3.1.

                  (c) Linens agrees to indemnify and hold harmless each CVS Holder and each person, if any, who controls each CVS Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any such Selling Materials or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to a CVS Holder furnished to Linens in writing by a CVS Holder expressly for use therein. CVS agrees to indemnify and hold harmless Linens and each person who so controls Linens to the same extent as the foregoing indemnity by Linens of the CVS Holders and persons so controlling the CVS Holders but only with reference to information relating to a CVS Holder furnished to Linens in writing by a CVS Holder expressly for use therein. The provisions and procedures set forth in
Section 2.7(c) shall apply in the case of any indemnification claim made under the foregoing provisions of this Section 3.1(c).

                  (d) To the extent that indemnification under Section 3.1(c) is unavailable for any reason or insufficient to hold any indemnified party harmless, the indemnifying party will contribute to the amount paid or payable by the indemnified party, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in the losses, claims, damages or liabilities (with such relative fault to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Linens or by a CVS Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission).

                  (e) Nothing contained in this Article III and no performance by Linens of its obligations under this Article III shall in any way limit or reduce the rights of any Holder under Article II or any other provision of Appendix A.


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